As filed with the Securities and Exchange Commission
                       on October 29, 1997

                                     Registration Nos. 333-__________
                                                       333-_______-01

=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     -------------------------

                             FORM S-4
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933

                     -------------------------

ALBANK FINANCIAL CORPORATION           ALBANK CAPITAL TRUST I
 (Exact name of registrant          (Exact name of registrant as
 as specified in its charter)     specified in its Trust Agreement)

          Delaware                             Delaware
 (State or other jurisdiction        (State or other jurisdiction
of incorporation or organization)  of incorporation or organization)

            6712                                 6799
 (Primary Standard Industrial         (Primary Standard Industrial
  Classification Code Number)          Classification Code Number)

         14-1746910                           14-6186122
      (I.R.S. Employer                     (I.R.S. Employer
      Identification No.)                 Identification No.)

                                   c/o ALBANK Financial Corporation
    10 North Pearl Street                 10 North Pearl Street
    Albany, New York 12207               Albany, New York 12207
       (518) 445-2100                        (518) 445-2100
 (Address, including zip code,       (Address, including zip code,
and telephone number, including     and telephone number, including
  area code, of registrant's           area code, of registrant's
 principal executive offices)         principal executive offices)

                     -------------------------

                         Freling H. Smith
       Senior Vice President, Secretary and General Counsel
                   ALBANK Financial Corporation
                       10 North Pearl Street
                      Albany, New York 12207
                          (518) 445-2100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          With a copy to:
                     Kenneth L. Bachman, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                  2000 Pennsylvania Avenue, N.W.
                   Washington, D.C. 20006-1801
                          (202) 974-1520

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As promptly as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

=====================================================================
                             Proposed
Title of                     Maximum    Proposed
each Class of                Offering   Maximum
Securities      Amount       Price      Aggregate        Amount of
to be           to be        Per        Offering         Registration
Registered      Registered   Unit (1)   Price (1)        Fee
---------------------------------------------------------------------
9.27% Capital
Securiies,      $50,000,000   100%      $50,000,000      $15,151.52
Series B
of ALBANK
Capital
Trust I
---------------------------------------------------------------------
Junior              N/A       N/A            N/A           N/A
Subordinated
Deferrable
Interest
Debentures,
Series B due
2027 of
ALBANK
Financial
Corporation (2)
---------------------------------------------------------------------
ALBANK               N/A       N/A            N/A           N/A
Financial
Corporation
Guarantee
with respect
to the 9.27%
Capital
Securities,
 Series
B (3)
---------------------------------------------------------------------
Total (4)       $50,000,000   100%      $50,000,000 (5)  $15,151.52
=====================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures due 2027, Series A were purchased by ALBANK Capital Trust I with the proceeds of the sale of the 9.27% Capital
    Securities, Series A (the "Old Capital Securities"). No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures due 2027,
    Series B distributed upon any liquidation of ALBANK Capital
    Trust I.
(3) No separate consideration will be received for the ALBANK Financial Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures due 2027,
    Series B of ALBANK Financial Corporation, the rights of holders of Junior Subordinated Deferrable Interest
    Debentures due 2027, Series B of ALBANK Financial
    Corporation under the Indenture, and the rights of holders of 9.27% Capital Securities, Series B under the Guarantee of ALBANK Financial Corporation, which taken together fully and unconditionally guarantee the obligations of ALBANK Capital Trust I under the 9.27% Capital Securities, Series
    B.
(5) Such amount represents the aggregate liquidation amount of the 9.27% Capital Securities, Series B to be issued and exchanged hereunder for the Old Capital Securities and the principal amount of Junior Subordinated Debentures due
    2027, Series B that may be distributed upon liquidation of ALBANK Capital Trust I.

                       --------------------

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      CROSS-REFERENCE SHEET

             Pursuant to Item 501(b) of Regulation S-K
                showing location in the Prospectus
           of Information Required by Items in Form S-4

      Item                             Location in Prospectus
      ----                             ----------------------
 1.   Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus         Facing Page of the
                                       Registration Statement;
                                       Cross Reference Sheet;
                                       Outside From Cover Page of
                                       Prospectus

 2.   Inside Front and Outside
      Back Cover Pages of
      Prospectus                       Available Information;
                                       Outside Back Cover of
                                       Prospectus

 3.   Risk Factors, Ratio of
      Earnings to Fixed Charges
      and Other Information            Summary; Risk Factors; Ratio
                                       of Earnings to Fixed
                                       Charges; ALBANK Capital
                                       Trust I; Selected
                                       Consolidated Financial
                                       Information

 4.   Terms of the Transaction         Summary; Risk Factors; The
                                       Exchange Offer; Description
                                       of Capital Securities;
                                       Description of Junior
                                       Subordinated Debentures;
                                       Description of Guarantee;
                                       Relationship Among the
                                       Capital Securities, the
                                       Junior Subordinated
                                       Debentures and the
                                       Guarantee; Plan of
                                       Distribution; Certain
                                       Federal Income Tax
                                       Consequences

 5.   Pro Forma Financial
      Information                      Not Applicable

 6.   Material Contracts With
      the Company Being Acquired       Not Applicable

 7.   Additional Information
      required for Reoffering
      by Persons and Parties
      Deemed to be Underwriters        Not Applicable

 8.   Interests of Named Experts
      and Counsel                      Not Applicable

 9.   Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities                      Not Applicable

10.   Information with Respect
      to S-3 Registrants               Not Applicable

11.   Incorporation of Certain
      Information by Reference         Available Information;
                                       Incorporation of Certain
                                       Documents by Reference

12.   Information with Respect
      to S-2 or S-3 Registrants        Not Applicable

13.   Incorporation of Certain
      Information by Reference         Not Applicable

14.   Information with Respect
      to Registrants Other than
      S-3 or S-2 Registrants           Not Applicable

15.   Information with Respect
      to S-3 Companies                 Not Applicable

16.   Information with Respect
      to S-2 or S-3 Companies          Not Applicable

17.   Information with Respect
      to Companies Other Than
      S-3 or S-2 Companies             Not Applicable

18.   Information if Proxies,
      Consents or Authorizations
      Are To Be Solicited              Not Applicable

19.   Information if Proxies,
      Consents or Authorizations
      Are Not To Be Solicited or
      in an Exchange Offer             Description of Junior
                                       Subordinated Debentures;
                                       Description of Guarantee;
                                       Relationship Among the
                                       Capital Securities, the
                                       Junior Subordinated
                                       Debentures and the
                                       Guarantee; Summary; The
                                       Exchange Offer; Description
                                       of Capital Securities

*********************************************************************
* Information contained herein is subject to completion or          *
* amendment. A registration statement relating to these securities  *
* has been filed with the Securities and Exchange Commission. These *
* securities may not be sold nor may offers to buy be accepted      *
* prior to the time the registration statement becomes effective.   *
* This prospectus shall not constitute an offer to sell or the      *
* solicitation of an offer to buy nor shall there be any sale of    *
* these securities in any state in which such offer, solicitation   *
* or sale would be unlawful prior to registration or qualification  *
* under the securities laws of any such state.                      *
*********************************************************************


         SUBJECT TO COMPLETION, DATED ___________ __, 1997

PROSPECTUS
$50,000,000

ALBANK CAPITAL TRUST I

Offer to exchange its 9.27% Capital Securities, Series B which have been registered under the Securities Act of 1933 for any and all of its outstanding 9.27% Capital Securities, Series A

(Liquidation Amount $1,000 per Capital Security) fully and unconditionally guaranteed, as described herein, by

ALBANK FINANCIAL CORPORATION

          The Exchange Offer and Withdrawal Rights will
             expire at 5:00 p.m., New York City time,
           on _____________ __, 1997, unless extended

                       --------------------

      ALBANK Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $50,000,000 aggregate liquidation amount of its 9.27% Capital Securities, Series B, liquidation amount $1,000 per Capital Security (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.27% Capital Securities, Series A, liquidation amount $1,000 per Capital Security (the "Old Capital Securities"), of which $50,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, ALBANK Financial Corporation, a Delaware corporation ("ALBANK" or the "Corporation"), is also exchanging
(i) its guarantee with respect to the payment of distributions and other payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and
(ii) all of its outstanding 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series A (the "Old Subordinated Debentures"), of which $51,547,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 9.27% Junior Subordinated Deferrable Interest Debentures due 2027, Series B (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."
                       --------------------

      THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST
BEING MAILED TO HOLDERS OF OLD CAPITAL SECURITIES ON _________ __,
1997.

(continued on following page)

      SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS
FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW
SECURITIES.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       --------------------

      The date of this Prospectus is _____________ __, 1997.

(continued from the previous page)

      The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Capital Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement, dated June 6, 1997 (the "Registration Rights Agreement"), among the Corporation, the Trust and Merrill Lynch, Pierce Fenner & Smith Incorporated, as the initial purchaser (the "Initial Purchaser") of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

      As the context may require, unless otherwise expressly stated, the Old Capital Securities and the New Capital Securities are collectively referred to herein as the "Capital Securities." The Old Capital Securities represent, and the New Capital Securities when issued will represent, undivided beneficial interests in the assets of the Trust. The Corporation owns all of the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Common Securities and the Capital Securities (together, the "Trust Securities") and investing the proceeds thereof in the Junior Subordinated Debentures and certain other limited activities described herein.

      The Old Junior Subordinated Debentures and the New Junior Subordinated Debentures are collectively referred to herein as the "Junior Subordinated Debentures" and the Old Guarantee and the New Guarantee are collectively referred to herein as the "Guarantee."

      As used herein, (i) the "Indenture" means the Indenture, dated as of June 6, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Chase
Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), the Administrators (as defined herein) and the holders from time to time of the Trust Securities and (iii) the "Common Guarantee" means the Guarantee Agreement of the Corporation relating to the Common Securities.

      Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC (as defined herein). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of Capital Securities--Restrictions on Transfer."

      Holders of the Trust Securities are or will be, as the case may be, entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated
Debentures, accumulating from the date of original issuance of the Common Securities and the Old Capital Securities and payable semi-annually in arrears on June 6 and December 6 of each year, commencing December 6, 1997, at the annual rate of 9.27% of the Liquidation Amount of $1,000 per Trust Security
("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new
Extension Period, subject to the requirements set forth herein.
If and for so long as interest payments on the Junior
Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust
Securities are entitled will continue to accumulate) at the rate of 9.27% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash payments attributable to such interest income. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original
Issue Discount."

      The Corporation, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantees on a subordinated basis all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Corporation defaults on its obligation to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment as described herein and as provided in the Trust Agreement. See "Risk Factors--Rights Under the Guarantee" and "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination"). At September 30, 1997, the Corporation had no Senior Indebtedness. See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures."

      The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"),
(ii) in whole but not in part, at any time prior to June 6, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after June 6, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities--Redemption."

      Subject to the Corporation having received any required regulatory approval, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after June 6, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.635% of the principal amount thereof on June 6, 2007, declining ratably on each June 6 thereafter to 100% on or after June 6, 2017, and (ii) prior to June 6, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof and (b) the sum, as determined by a Quotation Agent (as defined herein), of the present value of 100% of the principal amount thereof plus the scheduled payments of interest thereon from the prepayment date to and including June 6, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in the case of a redemption under clause (i) or clause (ii), accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

      The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) any required regulatory approval. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Corporation and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Corporation or the Trust as defined in Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Corporation and the Trust that: (i) it is not an affiliate of the Corporation or the Trust (as defined in Rule 405 under the Securities Act); (ii) any New Capital Securities to be received by it are being acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities. In addition, the Corporation and the Trust may require each holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer.

      Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, an Exchanging Dealer (as defined herein) that intends to use this Prospectus in connection with the resale of New Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the

Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is an Exchanging Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Exchanging Dealer who is an "affiliate" of the Corporation or the Trust may not rely on the no-action letters mentioned in the preceding paragraph and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

      In that regard, each Exchanging Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Corporation or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. The New Capital Securities will not be listed on a securities exchange or for quotation through NASDAQ (as defined herein) and there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

      Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

      Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on _____________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer--Fees and Expenses." The New Capital Securities will pay cumulative distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from June 6, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such distributions have been paid or duly provided for, from and after June 6, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of _________, 1997.

      Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE CORPORATION OR THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                       AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). The Corporation's common stock is traded on the National Association of Securities Dealers, Inc.'s Automated Quotation ("NASDAQ") National Market System. In addition, such reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Corporation and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation, the Trust and the securities offered hereby, reference is made to the Registration Statement and the exhibits and financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected or obtained at or from the Commission as described above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

      No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "ALBANK Capital Trust I," "Description of Capital Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997, each as filed by the Corporation with the Commission, are incorporated into this Prospectus by reference.

      All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      AS USED HEREIN, THE TERMS "PROSPECTUS" AND "HEREIN" MEAN THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED HEREIN BY REFERENCE, AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT REFERRED TO HEREIN DO NOT PURPORT TO BE COMPLETE, AND WHERE REFERENCE IS MADE TO THE PARTICULAR PROVISIONS OF SUCH CONTRACT OR OTHER DOCUMENT, SUCH PROVISIONS ARE QUALIFIED IN ALL RESPECTS BY REFERENCE TO ALL OF THE PROVISIONS OF SUCH CONTRACT OR OTHER DOCUMENT. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: FRELING H. SMITH, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, ALBANK FINANCIAL CORPORATION, 10 NORTH PEARL STREET, ALBANY, NEW YORK 12207. TELEPHONE REQUESTS MAY BE DIRECTED TO FRELING H. SMITH AT (518) 445-2100. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________ __, 1997, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                              SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                   ALBANK Financial Corporation

      ALBANK, through its subsidiary, ALBANK, FSB, a federally chartered savings association (the "Bank"), serves approximately 350,000 customers in eastern and central upstate New York, Vermont and western Massachusetts through 73 branch offices. Headquartered in Albany, New York, ALBANK has grown significantly in recent years primarily through a series of acquisitions which have expanded and strengthened its franchise and accelerated its shift from a traditional thrift institution to more of a bank-like financial institution. Moreover, ALBANK's shift in lines of business has contributed to the increase in its net interest margin, which was 3.91% for the year ended December 31, 1996 and 3.99% for the nine months ended September 30, 1997. As of September 30, 1997, ALBANK had consolidated total assets of $3.7 billion, deposits of $3.0 billion and stockholders' equity of $343.5 million. ALBANK's net income for the year ended December 31, 1996 was $26.2 million or $1.84 per fully diluted share. Net income for 1996 included a one-time Savings Association Insurance Fund ("SAIF") special assessment of $6.4 million after tax ($10.4 million before tax); excluding this charge, 1996 net income would have been $32.6 million or $2.28 per fully diluted share. Net income for the nine months ended September 30, 1997 was $28.1 million, an increase of $10.9 million (64%) from the comparable period the year before. Primary and fully diluted earnings per share were $2.03 and $2.02, respectively, for the first nine months of 1997, up from $1.20 per share a year ago, representing increases of 69% and 68%, respectively. Core net income for the nine months ended September 30, 1997 was $28.0 million, an increase of $4.4 million (19%) from the comparable period the year before. Fully diluted core earnings per share were $2.01 for the first nine months of 1997, up from $1.64 per share a year ago, representing an increase of 23%.

      In January 1997, ALBANK announced a definitive purchase agreement to acquire 35 branch offices in eastern and central upstate New York from Key Bank N.A. (the "Key Branch Acquisition"), with total deposits of approximately $530 million and related small business, consumer and mortgage loans of approximately $53 million. The Key Branch Acquisition has received all necessary regulatory approvals. In August 1997, ALBANK announced a definitive purchase agreement to acquire three New York state branch offices from First Union National Bank (the "First Union Branch Acquisition"), with total deposits of approximately $33.5 million. The First Union Branch Acquisition is subject to regulatory approval.

                      ALBANK Capital Trust I

      The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on April 3, 1997. Subject to the limitations contained in the Trust Agreement, the Trust's business and affairs are conducted by the Property Trustee. In addition, three individuals who are employees or officers of or affiliated with the Corporation act as administrators with respect to the Trust (the "Administrators"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

The Exchange Offer

The Exchange Offer ........ Up to $50,000,000 aggregate liquidation amount of New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. Old Capital Securities may be tendered for exchange, in whole or in part, in a liquidation amount of $100,000 or any integral multiple of $1,000 in excess thereof, provided that, if any Old Capital Securities are tendered for exchange in part, the untendered liquidation amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.
                            The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange
                            Offer--Procedures for Tendering Old
                            Capital Securities."

Expiration Date ........... The Expiration Date of the Exchange
                            Offer will be 5:00 p.m., New York
                            City time, on _________, 1997,
                            unless the Exchange Offer is extended by the Corporation and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Expiration Date;
                            Extensions; Amendments."

Conditions to the
Exchange Offer ............ The Exchange Offer is subject to certain conditions, which may be
                            waived by the Corporation and
                            the Trust in their sole
                            discretion. The Exchange Offer
                            is not conditioned upon any
                            minimum liquidation amount of
                            Old Capital Securities being
                            tendered. See "The Exchange
                            Offer--Conditions to the
                            Exchange Offer."

Terms of the Exchange
Offer ..................... The Corporation and the Trust reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified events have occurred, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old
                            Capital Securities tendered pursuant to
                            the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered
                            Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange
                            Offer--Expiration Date; Extensions;
                            Amendments."

Withdrawal Rights ......... Tenders of Old Capital Securities
                            may be withdrawn at any time
                            on or prior to the Expiration Date by
                            delivering a written notice of such
                            withdrawal to The Chase Manhattan Bank,
                            as Exchange Agent (the "Exchange
                            Agent"), in conformity with certain
                            procedures set forth below under

                            "The Exchange Offer--Withdrawal Rights."

Procedures for
Tendering Old
Capital Securities ........ Tendering holders of Old Capital Securities must complete and sign a Letter of
                            Transmittal in accordance with the
                            instructions contained therein and
                            forward the same by mail, facsimile or
                            hand delivery, together with any other
                            required documents, to the Exchange
                            Agent, either with the Old Capital
                            Securities to be tendered or in
                            compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                            Letters of Transmittal and certificates
                            representing Old Capital Securities
                            should not be sent to the Corporation or
                            the Trust. Such documents should only be
                            sent to the Exchange Agent. Questions
                            regarding how to tender and requests for
                            information should be directed to the
                            Exchange Agent. See "The Exchange
                            Offer--Exchange Agent."
Resales of New
Capital Securities ........ Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties, the Corporation and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Corporation or the Trust as defined in Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Corporation and the Trust that: (i) it is not an affiliate of the Corporation or the Trust (as defined in Rule 405 under the Securities Act); (ii) any New Capital Securities to be received by it are being acquired in the course of its ordinary business; and
                            (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.
                            In addition, the Corporation and
                            the Trust may require each
                            holder, as a condition to such
                            holder's eligibility to
                            participate in the Exchange
                            Offer, to furnish to the
                            Corporation and the Trust (or an
                            agent thereof) in writing
                            information as to the number of
                            "beneficial owners" (within the
                            meaning of Rule 13d-3 under the
                            Securities Exchange Act of 1934,
                            as amended) on behalf of whom
                            such holder holds the Old
                            Capital Securities to be
                            exchanged in the Exchange Offer.


                            Each broker-dealer that receives
                            New Capital Securities for its
                            own account pursuant to the
                            Exchange Offer must acknowledge
                            that it will deliver a
                            prospectus in connection with
                            any resale of such New Capital
                            Securities. The Letter of
                            Transmittal states that by so
                            acknowledging and by delivering
                            a prospectus, a broker-dealer
                            will not be deemed to admit that
                            it is an "underwriter" within
                            the meaning of the Securities
                            Act. This Prospectus, as it may
                            be amended or supplemented from
                            time to time, may be used by a
                            broker-dealer in connection with
                            resales of New Capital
                            Securities received in exchange
                            for Old Capital Securities where
                            such Old Capital Securities were
                            acquired by such broker-dealer
                            as a result of market-making
                            activities or other trading
                            activities. The Corporation and
                            the Trust have agreed that,
                            starting on the date on which
                            the Exchange Offer is
                            consummated and ending on the
                            close of business one year after
                            such date, they will make this
                            Prospectus available to any
                            broker-dealer for use in
                            connection with any such resale.
                            See "Plan of Distribution."
                            However, an Exchanging Dealer
                            that intends to use this
                            Prospectus in connection with
                            the resale of New Capital
                            Securities pursuant to the
                            Exchange Offer must notify the
                            Corporation or the Trust, or
                            cause the Corporation or the
                            Trust to be notified, on or
                            prior to the Expiration Date,
                            that it is an Exchanging Dealer.
                            Such notice may be given in the
                            space provided for that purpose
                            in the Letter of Transmittal or
                            may be delivered to the Exchange
                            Agent at the address set forth
                            herein under "The Exchange
                            Offer--Exchange Agent." Any
                            Exchanging Dealer who is an
                            "affiliate" of the Corporation
                            or the Trust may not rely on the
                            no-action letters mentioned in
                            the preceding paragraph and must
                            comply with the registration and
                            prospectus delivery requirements
                            of the Securities Act in
                            connection with any resale
                            transaction. See "The Exchange
                            Offer--Resales of New Capital
                            Securities."

                            In that regard, each Exchanging
                            Dealer who surrenders Old Capital
                            Securities pursuant to the
                            Exchange Offer will be deemed to
                            have agreed, by execution of the
                            Letter of Transmittal or
                            delivery of an Agent's Message,
                            that, upon receipt of notice
                            from the Corporation or the
                            Trust of the occurrence of any event
                            or the discovery of any fact which
                            makes any statement contained
                            or incorporated by reference
                            in this Prospectus untrue in any
                            material respect or which causes
                            this Prospectus to omit to state
                            a material fact necessary in
                            order to make the statements
                            contained or incorporated by
                            reference herein, in the light
                            of the circumstances under which
                            they were made, not misleading,
                            or of the occurrence of certain
                            other events specified in the
                            Registration Rights Agreement,
                            such Exchanging Dealer will
                            suspend the sale of New
                            Securities pursuant to this
                            Prospectus until the Corporation
                            or the Trust has amended or
                            supplemented this Prospectus to
                            correct such misstatement or
                            omission and has furnished
                            copies of the amended or
                            supplemented Prospectus to such
                            Exchanging Dealer, or the
                            Corporation or the Trust has
                            given notice that the sale of
                            the New Securities may be
                            resumed, as the case may be.

Exchange Agent ............ The Exchange Agent is The
                            Chase Manhattan Bank. The
                            address and telephone and
                            facsimile numbers of the
                            Exchange Agent are set forth
                            under "The Exchange
                            Offer--Exchange Agent" and in
                            the Letter of Transmittal.

Use  of Proceeds .......... Neither the Corporation nor the
                            Trust will receive any cash proceeds
                            from the issuance of the New Capital
                            Securities offered hereby. The Old
                            Capital Securities surrendered in
                            exchange for the New Capital Securities
                            will be retired and canceled. See
                            "Use of Proceeds."

Certain Federal
Income Tax
Consequences;
ERISA Considerations ...... Holders of Old Capital Securities
                            should carefully review the
                            information set forth under "Certain
                            Federal Income Tax Consequences" and
                            "ERISA Considerations" prior to
                            tendering Old Capital Securities in the
                            Exchange Offer.

The Capital Securities

      The Exchange Offer applies to the Old Securities. The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

Securities Offered ........ 50,000 9.27% Capital Securities,
                            Series B (Liquidation Amount
                            $1,000 per Capital Security).

Distribution Dates ........ June 6 and December 6 of each year, commencing December 6, 1997.

Extension Periods ......... So long as no Debenture Event of Default
                            (as defined herein) has occurred and is
                            continuing, distributions on Capital
                            Securities will be deferred for the
                            duration of any Extension

                            Period elected by the Corporation
                            with respect to the  payment
                            of interest on the Junior
                            Subordinated Debentures.
                            No Extension Period will exceed
                            10 consecutive semi-annual
                            periods, end on a day other than
                            an Interest Payment Date or
                            extend beyond the Stated
                            Maturity Date. See "Description
                            of Junior Subordinated
                            Debentures--Option to Extend
                            Interest Payment Date" and
                            "Certain Federal Income Tax
                            Consequences--Interest Income
                            and Original Issue Discount."

Ranking ................... The Capital Securities rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities-- Subordination of Common Securities." The Junior Subordinated Debentures rank pari passu with all other junior subordinated debentures (if any) issued by the Corporation ("Other Debentures") and sold (if at all) to other trusts (if any) established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and are unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture.
                            See "Description of Junior Subordinated
                            Debentures." The Guarantee ranks pari
                            passu with all other guarantees (if any) issued by the Corporation with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and is unsecured and subordinate and ranks junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee. See "Description of Guarantee."

Redemption ................ The Trust Securities are subject to mandatory redemption in a Like Amount,
                            (i) in whole but not in part, on the Stated
                            Maturity Date upon repayment of the
                            Junior Subordinated Debentures, (ii) in
                            whole but not in part, at any time prior to June 6, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the
                            Corporation upon the occurrence and
                            continuation of a Special Event and
                            (iii) in whole or in part, on or after
                            June 6, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, in each case at the applicable
                            Redemption Price. See "Description of
                            Capital Securities--Redemption."

Voting Rights ............. Holders of Capital Securities have limited voting rights relating generally to the
                            modification of the Capital Securities
                            and the Guarantee and the exercise of
                            the Trust's rights as the holder of the
                            Junior Subordinated Debentures. Holders
                            of Capital Securities are not entitled
                            to appoint, remove or replace the
                            Administrators at any time. Holders of
                            Capital Securities are not entitled to
                            appoint, remove or replace the Property
                            Trustee or the Delaware Trustee except
                            upon the occurrence of a Debenture Event of Default as described herein. See "Description of Capital
                            Securities--Voting Rights; Amendment of
                            the Trust Agreement" and "--

                            Removal of Issuer Trustees."

Ratings                     The New Capital Securities are expected
                            to be rated BB+ by Fitch Investors Service, Inc. and BB by Standard & Poor's Ratings Services.

Transfer Restrictions ..... The Old Capital Securities were issued and the New Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of Capital
                            Securities--Restrictions on Transfer."
                            Any such transfer of Capital Securities
                            in a block having a Liquidation Amount
                            of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market
for the New Capital
Securities ................ The New Capital Securities
                            will be a new issue of securities for
                            which there currently is no market.
                            Although the Initial Purchaser
                            previously informed the Trust and the
                            Corporation in connection with the
                            offering of the Old Capital Securities
                            that it intended to make a market in the Old Capital Securities, the Initial Purchaser is not obligated to make a market in the Capital Securities, and any such market making may be discontinued at any time without notice. Moreover, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and the Corporation do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the NASDAQ System. See "Plan of
                            Distribution."

                           RISK FACTORS

      Prior to tendering Old Capital Securities in the Exchange
Offer, holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

Consequences of Failure to Exchange Old Capital Securities

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, the Old Capital Securities provide, among other things, that if, under certain circumstances as set forth in the Registration Rights Agreement, the Exchange Offer is not consummated within 35 days of the effectiveness of the Registration Statement of which this Prospectus is a part, the annual distribution rate borne by the Old Capital Securities will increase by 0.50% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

      To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer (including the PORTAL market) could be adversely affected.

      The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Capital Securities."

Exchange Offer Procedures

      Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation, the Trust nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

      The obligations of the Corporation under the Guarantee and the Junior Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At September 30, 1997, the Corporation had no Senior Indebtedness. As a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1997, ALBANK, FSB, a federally chartered savings association (the "Bank"), had an aggregate (excluding deposits and liabilities owed to the Corporation) of approximately $238.6 million of borrowings outstanding. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Bank and other subsidiaries of the Corporation, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. In addition, the Bank is subject to certain restrictions imposed by federal law on any loans or extensions of credit to, investments in or asset purchases from, the Corporation or its non-banking affiliates. Such transactions by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured in specified amounts. In addition, there are federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. Federal regulatory agencies also have the authority to limit payment of dividends by the Bank based on the capital adequacy of the Bank and the safety and soundness of the Bank following payment of the proposed dividend. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of indebtedness, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."

      The ability of the Trust to pay amounts due on the Capital
Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Considerations

      So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.27% per annum, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the respective payment dates for such Distributions during the relevant Extension Period.

      The Corporation may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.27%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

      Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

      Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

Special Event Redemption

      Upon the occurrence and continuation of a Special Event (as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) prior to June 6, 2007, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received all required regulatory approvals. See "Description of Capital Securities--Redemption" and "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

Possible Adverse Effect on Market Prices

      There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that an investor paid to purchase the Old Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, holders of Old Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

Rights Under the Guarantee

      The Chase Manhattan Bank acts as Guarantee Trustee and holds the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank also acts as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware acts as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and
(iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time. The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having an aggregate principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

Limited Voting Rights

      Holders of Capital Securities generally have limited voting rights relating only to the modification of the Capital Securities and the Guarantee, the dissolution or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities are not entitled to vote to appoint, remove or replace the Administrators at any time. Holders of Capital Securities are not entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of a Debenture Event of Default as described herein. The Property Trustee and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") even if such action adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

Absence of Public Market

      The Old Capital Securities were issued to, and the Corporation believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and are subject to transfer restrictions (including a limitation on transfer to only blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities)). The New Capital Securities will also be transferable only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements of the Securities Act, there is no existing market for the New Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the New Capital Securities, the ability of the holders to sell their New Capital Securities or the price at which holders of the New Capital Securities will be able to sell their New Capital Securities, as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. The Initial Purchaser previously informed the Trust and the Corporation in connection with the offering of the Old Capital Securities that it intended to make a market in the Old Capital Securities, and the Initial Purchaser has informed the Trust and the Corporation that it intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to make a market in the Old Capital Securities or the New Capital Securities and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer.

      The New Capital Securities will not be listed on a securities exchange or designated for quotation through the NASDAQ system. Notwithstanding the registration under the Securities Act of the New Capital Securities in the Exchange Offer, which will generally permit such New Capital Securities to be resold or otherwise transferred without further registration under the Securities Act, holders who are "affiliates" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act may publicly offer for sale or resell the New Capital Securities only in compliance with such registration requirements or the provisions of Rule 144 under the Securities Act. Each tendering holder of the Old Capital Securities will be deemed to have made certain acknowledgments, representations and agreements in relation to its affiliate status. In addition, each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer, where the corresponding Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Consequences of a Highly Leveraged Transaction

      The Indenture does not contain any provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control or other similar transactions involving the Corporation that may adversely affect such holders. See "Description of Junior Subordinated Debentures."

                   ALBANK FINANCIAL CORPORATION

General

      ALBANK, through its subsidiary, ALBANK, FSB, a federally chartered savings association (the "Bank"), serves approximately 350,000 customers in eastern and central upstate New York, Vermont and western Massachusetts through 73 branch offices. Headquartered in Albany, New York, ALBANK has grown significantly in recent years, primarily through a series of acquisitions which have expanded and strengthened its franchise and accelerated ALBANK's shift from a traditional thrift institution to a more bank-like financial institution.

      ALBANK has completed five acquisitions in recent years.

                                         Assets/
                                         Deposits(1)
Acquisition                             (Dollars in     Market
    Date          Acquisition           in millions)    Area
    ----          -----------           ------------    ----
 09/27/96  Arrow Financial Branches        $108         Vermont
 01/03/96  Marble Financial Corporation     396         Vermont
 06/03/95  The Dime Savings Bank Branch      18         Upstate New York
 10/21/94  Ludlow Savings Bank Branches     216         Western Massachusetts
 03/12/93  The Dime Savings Bank Branches   397         Upstate New York


-------------

(1) The $396 million for the Marble Financial Corporation acquisition represents the amount of assets acquired. All other dollar amounts represent deposits acquired.

      All of the acquisitions have been accretive to earnings per share and have enabled ALBANK to improve operating efficiency through the elimination of duplicative operations.

      ALBANK continues to expand its banking activities, particularly its commercial and consumer banking operations, which generally generate higher net interest margins and fees than those available from residential mortgage lending. From 1992 through 1996, ALBANK increased its commercial and consumer loan portfolio from 13.1% of total loans to 18.8% of total loans, an annual growth rate of almost 10%. Over the same period, NOW and demand deposits have grown at an average annual rate of almost 4%, from 9.9% of total deposits to 11.4% of total deposits. The shift in lines of business has contributed to the increase in ALBANK's net interest margin, which was 3.91% for the year ended December 31, 1996, compared to 3.61% for the year end December 31, 1992.

      ALBANK, as a holding company, and the Bank are subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, as the primary federal regulator. At December 31, 1996, the Bank's deposits were federally insured, with 66% insured by the SAIF and 34% treated as insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation.

      The Corporation's executive offices are located at 10 North
Pearl Street, Albany, New York 12207. Its telephone number is
(518) 445-2100.

Pending Acquisitions

      In January 1997, ALBANK announced a definitive purchase agreement to acquire 35 branch offices in eastern and central upstate New York from Key Bank N.A. for a premium of approximately 7% of total deposits acquired. Of the 35 branches acquired, 16 operate in counties in which ALBANK currently has an office, and the remaining 19 branches are primarily in counties that are contiguous with its current operations. As of October 31,

1996, the 35 branches had total deposits of approximately $530 million and related small business, consumer and mortgage loans of approximately $53 million. The Key Branch Acquisition has received all necessary regulatory approvals.

      In August 1997, ALBANK announced a definitive purchase agreement to acquire three New York state branch offices from First Union National Bank, with total deposits of approximately $33.5 million. All three branches acquired operate in counties in which ALBANK currently has an office. The First Union Branch Acquisition is subject to regulatory approval.

                      ALBANK SUMMARY RESULTS

Year Ended December 31, 1996

      ALBANK's net income for 1996, including the after-tax impact of the one-time SAIF recapitalization assessment, which the Federal Deposit Insurance Corporation levied against all SAIF-insured institutions effective in the third quarter of 1996, of $6.4 million, was $26.2 million, or $1.83 per fully diluted share. Net income in 1995, including the $0.7 million after-tax write-off of the Corporation's investment in Nationar, a special purpose commercial bank which the NYS Banking Superintendent took control of in February 1995, totaled $29.3 million, or $1.93 per fully diluted share. Return on average stockholders' equity was 8.20% for 1996, compared with 9.09% in 1995, while return on average assets amounted to 0.77% and 0.99% for the respective years.

      Excluding the aforementioned 1996 SAIF and the 1995 after-tax Nationar charge, ALBANK reported core net income of $32.6 million for 1996, up 9% from the $30.0 million it reported in 1995. Its 1996 core earnings per share on a fully diluted basis were $2.28 compared with $1.98 earned in 1995, an increase of 15%. ALBANK's return on average stockholders' equity in 1996 based on core earnings was 10.20% compared with 9.32% in 1995; return on average assets for 1996 based on core earnings was 0.96% compared with 1.01% in 1995.

      The Corporation's 1996 net interest spread increased to 3.52% from 3.40% in 1995, while its 1996 net interest margin was 3.91%, up from 1995's 3.84%. Net interest income was $125.6 million for 1996, a 16% increase from the $108.5 million earned in 1995. ALBANK's efficiency ratio was 54.32% in 1996, compared with 52.91% in 1995. ALBANK's loan originations in 1996 totaled $638.4 million, a 39% increase from 1995's total of $459.2 million. Total loans receivable at December 31, 1996 were $2,566 million, up 32% from year-end 1995's total of $1,947 million. At December 31, 1996, ALBANK's loan portfolio consisted of 74.2% residential mortgages (including home equity loans), 9.7% commercial loans, 9.1% consumer and other loans, 6.5% commercial real estate loans and 0.5% construction loans. At December 31, 1996, ALBANK's deposit portfolio held 46.8% in CD's less than $100,000, 27.4% in savings accounts, 11.4% in NOW and demand accounts, 8.6% in money market accounts and 5.8% in CD's greater than $100,000. Stockholders' equity was $319.1 million at year-end 1996 versus $323.2 million at year-end 1995. During 1996, ALBANK invested $25.8 million in its ongoing stock repurchase campaign, acquiring an additional 926,517 shares of its outstanding common stock. Consolidated stockholders' equity as a percentage of total assets at December 31, 1996 was 9.10%, compared with 10.88% at December 31, 1995.

      ALBANK's 1996 earnings on a cash basis (that is, core net income plus amortization of goodwill and costs associated with certain employee benefit plans) were $36.3 million, an increase of 12% compared with $32.3 million in 1995. Cash basis earnings per fully diluted share were $2.54 in 1996 compared with $2.13 in 1995. Return on tangible equity amounted to 12.95% compared with 10.65% in 1995, while return on tangible assets for 1996 was 1.09% compared with 1.10% in 1995.

      At December 31, 1996, nonperforming assets totaled $33.8 million, or 0.96% of total assets; comparable figures for 1995 were $27.1 million, or 0.91% of total assets. Nonperforming loans amounted to $29.8 million, or 1.16% of loans receivable, at December 31, 1996, compared with $23.2 million, or 1.19% of loans receivable, at December 31, 1995. The 1996 year-end percentage of nonperforming assets is 0.19% lower than it was at September 30, 1996 because ALBANK sold $10.3 million of nonperforming residential mortgage loans in December 1996. The increase in nonperforming assets during the first three quarters of 1996 was principally attributable to acquisitions which ALBANK made during that period. At year-end 1996, ALBANK's loan loss reserve was equal to 81% of nonperforming loans, up from 69% at December 31, 1995. ALBANK has shown an improvement in its asset quality, with nonperforming assets to total assets decreasing from 1.15% at December 31, 1992 to 0.96% at December 31, 1996. Nonperforming loans to loans receivable also improved from 1.60% at December 31, 1992 to 1.16% at December 31, 1996. At December 31, 1996, the
Corporation had consolidated assets of $3.5 billion, deposits of $3.0 billion, and stockholders' equity of $319 million.

Nine Months Ended September 30, 1997 (Unaudited)

      Net income for the nine months ended September 30, 1997 was $28.1 million, an increase of $10.9 million (64%) from the comparable nine-month period last year. Primary and fully diluted earnings per share were $2.03 and $2.02, respectively, for the first nine months of 1997, up from $1.20 per share a year ago, representing increases of 69% and 68%, respectively.

      Net interest income increased $7.5 million (8%) from the comparable nine-month period last year, and totaled $101.0 million for the first nine months of 1997. Noninterest income increased $1.0 million (12%) from the comparable nine-month period last year. Noninterest expense decreased $8.8 million (13%) from the comparable nine-month period last year. Noninterest income totaled $10.1 million while noninterest expense totaled $61.1 million for the first nine months of 1997 compared with $9.0 million and $69.9 million, respectively, for the comparable 1996 period. Return on average equity and return on average assets for the first nine months of 1997 were 11.46% and 1.06%, respectively. For the comparable 1996 period, return on average equity was 7.18%, while return on average assets was 0.69%.

      Core net income for the nine months ended September 30, 1997 was $28.0 million, an increase of $4.4 million (19%) from the comparable nine-month period last year. Fully diluted core earnings per share were $2.01 for the first nine months of 1997, up from $1.64 per share a year ago, representing an increase of 23%. Core return on average equity and core return on average assets for the first nine months of 1997 were 11.39% and 1.05%, respectively. For the comparable 1996 period, core return on average equity was 9.85%, while core return on average assets was 0.94%. The Corporation's core net income for the nine months ended September 30, 1997 excludes the $0.2 million recovery of the Corporation's capital investment in Nationar in April 1997; the Corporation's core net income for the nine months ended September 30, 1996 excludes the net after-tax effect of the $6.4 million special assessment to recapitalize the SAIF in September 1996.

      Cash net income for the nine months ended September 30, 1997 was $31.8 million or $2.29 and $2.28 per share on a primary and fully diluted basis, respectively. Cash net income for the nine months ended September 30, 1996 was $27.4 million or $1.92 and $1.91 per share on a primary and fully diluted basis, respectively. Cash return on tangible equity was 14.85% compared with 12.97% for the same period last year; cash return on average assets rose to 1.20% from 1.09% in 1996.

      The Corporation's net interest margin was 3.99% in the first nine months of 1997 versus 3.92% in the first nine months of 1996. In addition, its net interest spread increased to 3.54% from 3.52% a year ago. ALBANK's efficiency ratio for the first nine months of 1997 was 50.56% compared with 54.41% for the same period in 1996. Equity to assets at September 30, 1997 was 9.24% compared with 8.95% at September 30, 1996.

      The provision for loan losses amounted to $5.4 million for the nine months ended September 30, 1997, compared with $4.3 million a year ago. The Corporation's allowance for loan losses totaled $26.5 million (0.97% of loans receivable and 83.43% of nonperforming loans) at September 30, 1997, compared with $24.1 million (0.94% of loans receivable and 80.88% of nonperforming loans) at December 31, 1996. The increase in the allowance during the first nine months of 1997 was the net result of a provision for loan losses of $5.4 million reduced by net chargeoffs of $3.1 million.

      At September 30, 1997, nonperforming assets totaled $34.9 million, or 0.94% of total assets compared with $40.4 million, or 1.15% of total assets at September 30, 1996. Nonperforming loans totaled $31.7 million, or 1.17% of loans receivable at September 30, 1997 versus $34.5 million, or 1.37% of loans receivable at September 30, 1996. At September 30, 1997, the Corporation had consolidated assets of $3.7 billion, deposits of $3.0 billion, and capital of $344 million.

                       ACCOUNTING TREATMENT

      The financial statements of the Trust will be consolidated into the Corporation's consolidated financial statements, with the Capital Securities shown in the Corporation's consolidated balance sheet as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation." The financial statement footnotes of the Corporation will reflect that the sole asset of the Trust will be $51,547,000 principal amount of the Junior Subordinated Debentures, bearing interest at 9.27% and maturing on June 6, 2027. See "Capitalization."

                          USE OF PROCEEDS

      Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

      The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $50,000,000. All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Corporation has used and intends to use the net proceeds from the sale of the Junior Subordinated Debentures to fund in part the capital of a new commercial bank being established in connection with the Key Branch Acquisition and for general corporate purposes.

                RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges of the Corporation for the respective periods indicated.

                  Nine Months
                    Ended
                  September 30,         Years Ended December 31,
                  ------------    ------------------------------------
                  1997    1996    1996    1995    1994    1993    1992
                  ----    ----    ----    ----    ----    ----    ----
Ratio of
Earnings to
Fixed Charges:

 Excluding
 interest on
 deposits        9.54x  13.24x  12.60x  53.92x  26.93x   35.70x  18.14x

 Including
 interest on
 deposits        1.46x   1.31x   1.34x   1.45x   1.59x    1.50x   1.35x


      For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before extraordinary items plus applicable income taxes and fixed charges. Fixed charges include gross interest expense (excluding or including interest on deposits, as indicated) and the proportion deemed representative of the interest factor of rent expense.

                          CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Corporation as of September 30, 1997. The following data should be read in conjunction with the financial information incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company.

                                                  As of September 30, 1997
                                                  (Dollars in thousands)
Long-term debt ....................................... $20,061

Corporation-obligated mandatorily redeemable
  capital securities of subsidiary trust
  holding solely Junior Subordinated Debentures
  of the Corporation (1) .............................  50,000

Stockholders' equity:

Preferred stock, $.01 par value.  Authorized
  25,000,000 shares; none outstanding ................      --

Common stock, $.01 par value.  Authorized
  50,000,000 shares; 15,697,500 shares issued;
  12,872,195 shares outstanding ......................     157

Additional paid-in capital ........................... 182,328

Retained earnings, substantially restricted .......... 235,728

Treasury stock, at cost (2,825,305 shares) ........... (73,898)

Unrealized gain on securities available for
  sale, net of tax ...................................   5,130

Common stock acquired by:

  Employee stock ownership plan ......................  (5,924)

  Bank recognition plan ..............................      (9)

Total stockholders' equity ........................... 343,512
                                                       -------
Total capitalization .................................$413,573
                                                      ========


(1) This item reflects the Capital Securities. The Trust is a wholly owned subsidiary of the Corporation and holds the Junior Subordinated Debentures as its sole asset.

            SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The following table presents selected consolidated financial information from the Corporation's audited financial statements as of and for the five years ended December 31, 1996. The financial data as of and for the nine months ended September 30, 1997 and 1996 has been derived from the Corporation's unaudited quarterly financial statements, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Corporation's results of operations and financial position. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results to be anticipated for the entire year. The table should be read in conjunction with the consolidated financial statements and the related notes incorporated herein by reference.



                      Nine Months Ended
                         September 30,          Year Ended December 31,
                      -------------------       -----------------------
                      1997           1996         1996          1995
                      ----           ----         ----          ----
                         (Dollars in thousands, except per share data)

Selected Financial
Condition Data
Total assets         $3,716,954   $3,509,729   $3,506,136   $2,970,170
Loans
 receivable           2,716,682    2,515,043    2,566,364    1,946,601
Securities
 available
 for sale               722,245      635,619      617,943      656,784
Investment
 securities              74,608      125,586      109,607      153,740
Deposits              2,968,626    2,998,377    3,013,129    2,558,288
Borrowed funds          238,554      108,032       72,407        1,290
Total stockholders'
 equity                 343,512      314,038      319,125      323,182
Selected Operating
Data
Interest income        $197,570     $184,337     $248,526     $212,502
Interest expense         96,567       90,825      122,885      104,015
                         ------------------------------------------------
Net interest income     101,003       93,512      125,641      108,487
Provision for loan
losses                    5,400        4,275        5,775        4,500
                          -----------------------------------------------
Net interest income
  after provision
  for loan losses        95,603       89,237      119,866      103,987
Net security
 transactions               274            5            8      (1,198)
Other noninterest
 income                   9,781        9,007       12,146       10,646
Noninterest expense      61,134       69,948       90,303       65,804
                         ------------------------------------------------
Income before
 income taxes and
 cumulative net
 effect of changes
 in accounting
 principles              44,524       28,301       41,717       47,631
Income tax expense       16,388       11,107       15,510       18,348
                         ------------------------------------------------
Income before
 cumulative net
 effect of changes
 in accounting
 principles              28,136       17,194       26,207       29,283
Cumulative net
 effect of changes
 in accounting
 principles                  --           --           --           --
                         ------------------------------------------------
Net income               28,136       17,194       26,207       29,283
Earnings per share:
(1) Primary                2.03         1.20         1.84         1.94
Fully diluted              2.02         1.20         1.83         1.93
Other Selected
Financial Data
Book value per
share (1)                $26.69       $23.97       $24.72       $23.37
Tangible book
  value per
  share (1)               23.51        20.58        21.35        22.05
Loan originations
 (including
 individual loans
 purchased)             468,725      484,530      638,423      459,198
Return on average
 stockholders'
 equity ("ROE")          11.46%        7.18%        8.20%        9.09%
Return on average
  assets ("ROA")           1.06         0.69         0.77         0.99
Stockholders' equity
  to total assets          9.24         8.95         9.10        10.88
Net interest spread        3.54         3.52         3.52         3.40
Net interest margin        3.99         3.92         3.91         3.84



                           Year Ended December 31,
                         ----------------------------
                         1994         1993       1992
                         ----         ----       ----
                     (Dollars in thousands, except per share data)

Selected Financial
Condition Data
Total assets         $2,963,843   $2,773,223  $2,482,851
Loans
 receivable           1,788,400    1,540,464   1,492,618
Securities
 available
 for sale               167,024       51,256      49,766
Investment
 securities             801,247      962,204     720,125
Deposits              2,541,962    2,381,714   2,098,891
Borrowed funds           15,300        4,200       7,600
Total stockholders'
 equity                 316,789      313,283     309,909
Selected Operating
Data
Interest income        $186,804     $183,986    $190,699
Interest expense         82,092       86,416     104,541
                     -----------------------------------
Net interest income     104,712       97,570      86,158
Provision for loan
losses                    4,500        4,200       4,100
                     -----------------------------------
Net interest income
  after provision
  for loan losses       100,212       93,370      82,058
Net security
 transactions                14          130         278
Other noninterest
 income                  10,077        9,905       9,336
Noninterest expense      61,833       59,718      55,236
                     -----------------------------------
Income before
 income taxes and
 cumulative net
 effect of changes
 in accounting
 principles              48,470       43,687      36,436
Income tax expense       19,898       18,289      14,740
                     -----------------------------------
Income before
 cumulative net
 effect of changes
 in accounting
 principles              28,572       25,398      21,696
Cumulative net
 effect of changes
 in accounting
 principles                  --           37          --
                     ----------------------------------
Net income               28,572       25,435      21,696
Earnings per share:
(1) Primary                1.77         1.46     0.93(2)
Fully diluted              1.77         1.45     0.92(2)
Other Selected
Financial Data
Book value per
share (1)                $21.27       $19.48      $17.48
Tangible book
  value per
  share (1)               19.98        19.15       17.48
Loan originations
 (including
 individual loans
 purchased)             556,785      407,125     331,309
Return on average
 stockholders'
 equity ("ROE")           9.11%        8.23%       8.02%
Return on average
  assets ("ROA")           1.02         0.92        0.88
Stockholders' equity
  to total assets         10.69        11.30       12.48
Net interest spread        3.49         3.28        3.09
Net interest margin        3.87         3.69        3.61

                      Nine Months Ended
                         September 30,          Year Ended December 31,
                      -------------------       -----------------------
                      1997           1996         1996          1995
                      ----           ----         ----          ----
                         (Dollars in thousands, except per share data)

Efficiency ratio          50.56        54.41        54.32        52.91
Nonperforming loans
 to loans receivable       1.17         1.37         1.16         1.19
Nonperforming assets
 to total assets           0.94         1.15         0.96         0.91
Allowance for loan
 losses to:
 Loans receivable          0.97         1.12         0.94         0.82
  Nonperforming loans     83.43        81.74        80.88        68.88
Core net income (3)     $27,978      $23,571      $32,584      $30,013
Earnings per share
 based on core
 net income:(1)(3)
  Primary                  2.01         1.65         2.29         1.99
  Fully diluted            2.01         1.64         2.28         1.98
ROE based on
 core net
 income(3)               11.39%        9.85%       10.20%        9.32%
ROA based on core
net income(3)              1.05         0.94         0.96         1.01
Noninterest expense
 to average
 assets (4)                2.25         2.37         2.36         2.22
Noninterest expense
  less other
  noninterest
  income to average
  assets (4)               1.88         2.01         2.00         1.86





                              Year Ended December 31,
                           ----------------------------
                           1994         1993       1992
                           ----         ----       ----

                     (Dollars in thousands, except per share data)
Efficiency ratio          51.99        53.97       56.73
Nonperforming loans
 to loans receivable       1.14         1.49        1.60
Nonperforming assets
 to total assets           0.81         0.99        1.15
Allowance for loan
 losses to:
 Loans receivable          0.87         0.84        0.80
  Nonperforming loans     76.39        56.67       49.77
Core net income (3)     $28,572      $25,435     $21,696
Earnings per share
 based on core
 net income:(1)(3)
  Primary                  1.77         1.46     0.93(2)
  Fully diluted            1.77         1.45     0.92(2)
ROE based on
 core net
 income(3)                9.11%        8.23%       8.02%
ROA based on core
net income(3)              1.02         0.92        0.88
Noninterest expense
 to average
 assets (4)                2.20         2.17        2.24
Noninterest expense
  less other
  noninterest
  income to average
  assets (4)               1.84         1.81        1.86



(1)   Adjusted to reflect the 6-for-5 stock dividend paid on April 1, 1996.
(2) 1992 earnings per share are calculated for the period April 1, 1992 (the date of conversion from mutual to stock form) through December 31, 1992.
(3) Core net income excludes the net after-tax effect of the $6.4 million special assessment to recapitalize the SAIF in September 1996, the $0.7 million write-off of the Corporation's capital investment in Nationar in March 1995 and the $0.2 million recovery of the Corporation's capital investment in Nationar in April 1997.
(4) Noninterest expense excludes the pre-tax SAIF special assessment, amounting to $10.4 million, and $1.5 million in capital securities expense in 1997.

                      ALBANK CAPITAL TRUST I

      The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on April 3, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and
(iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), and Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee" and together with the Property Trustee, the "Issuer Trustees"). In addition, three individuals who are employees or officers of or affiliated with the Corporation act as administrators with respect to the Trust (the "Administrators"). The Chase Manhattan Bank, as Property Trustee, acts as sole indenture trustee under the Trust Agreement. The Chase Manhattan Bank also acts as indenture trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." Subject to the limitations contained in the Trust Agreement, the Trust's business and affairs are conducted by the Property Trustee. The Issuer Trustees and the Administrators are each appointed by the Corporation as the holder of the Common Securities. The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to appoint, remove or replace the Administrators; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay all fees, expenses, debts and obligations (other than the Trust's obligations to holders of Trust Securities with respect to payments of principal, interest and premium, if any) related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o ALBANK Financial Corporation, 10 North Pearl Street, Albany, New York 12207.

                        THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

      In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Corporation and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same in all material respects as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the distribution rate thereon.

The Old Capital Securities provide, among other things, that if, under certain circumstances as set forth in the Registration Rights Agreement, the Exchange Offer is not consummated within 35 days of the effectiveness of the Registration Statement of which this Prospectus is a part, the annual distribution rate borne by the Old Capital Securities will increase by 0.50% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

      The Exchange Offer is not being made to, nor will the Trust or the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of Old Capital Securities (which, for purposes of the Exchange Offer, include beneficial interests in the Old Capital Securities held by direct or indirect participants in DTC and Old Capital Securities held in definitive form).

      Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof all of the Old Junior Subordinated Debentures, of which $51,547,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and the New Junior Subordinated Debentures have been registered, to the extent required to be registered, under the Securities Act.

Terms of Exchange

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $50,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $50,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

      The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

      If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with this Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

      NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION, THE TRUST, NOR ANY ADMINISTRATOR OR TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extension; Amendments

      The term "Expiration Date" means 5:00 p.m., New York City time, on ________, 1997, unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      The Corporation and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole discretion, that any of the events referred to under "--Conditions to the Exchange Offer" have occurred, (iii) to extend the Expiration Date of the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

      In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange

Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering Participant (as defined herein), which acknowledgment states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such Participant.

      Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Old Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

      Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital
Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. See "--Terms of Exchange."

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a Participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S
PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union;
(iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible
      Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

       (iii) the certificates (or book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's
      Message in lieu
      thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provisions hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of such Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The Corporation's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Corporation and the Trust upon the terms and conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which may, in the view of counsel to the Corporation or the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

      Based on existing interpretations by the staff of the Commission set forth in no-action letters to third parties, and subject to the immediately following sentence, the Corporation and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an "affiliate" of either the Corporation or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than a part of its market-making activities or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretative letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Neither the Corporation nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

      Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities pursuant to the Exchange Offer in exchange for Old Capital Securities acquired for its own account as a result of market-making or other trading activities (an "Exchanging Dealer") must acknowledge by execution of the Letter of Transmittal or, in the case of a book-entry transfer, delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, an Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Corporation and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending one year after the Expiration Date (or longer, if required by the Registration Rights Agreement). See "Plan of Distribution." However, an Exchanging Dealer that intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is an Exchanging Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth herein under "--Exchange Agent." Any person, including any Exchanging Dealer, who is an "affiliate" of the Corporation or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer or the Corporation or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the one-year period referred to above during which Exchanging Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Exchanging Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Capital
Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfers set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities,and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such distributions have been made, from and after June 6, 1997.

Conditions to the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if (i) because of any change in law or applicable interpretations thereof by the Commission, the Corporation or the Trust determines, in its sole discretion, that it is not permitted to effect the Exchange Offer, (ii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or (iii) any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer.

      If the Corporation and the Trust determine in their sole discretion that any of the foregoing events have occurred, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any condition to the Exchange Offer or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver or amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      The Chase Manhattan Bank has been appointed as Exchange
Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                    The Chase Manhattan Bank
                    55 Water Street
                    Room 234, North Building
                    New York, New York  10041
                    Attention:  Carlos Esteves
                    Telephone:  (212) 638-0828
                    Facsimile:  (212) 638-7375/344-9367

      Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

      The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable and documented out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed to such tendering holder.

      Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptance of the Exchange Offer.


                 DESCRIPTION OF CAPITAL SECURITIES

      Pursuant to the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The Capital Securities represent undivided beneficial interests in the assets of the Trust and the holders thereof are entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). By its terms, the Trust Agreement incorporates certain provisions of the Trust Indenture Act, and, upon consummation of the Exchange Offer, the Trust Agreement will be subject to and governed by the Trust Indenture Act. This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement (a copy of which may be obtained from the Corporation or the Trust), including the definitions therein of certain terms.

General

      The Capital Securities are limited to $50,000,000 aggregate Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities, except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

Distributions

      Distributions on the Trust Securities are cumulative, accumulate from June 6, 1997 and are payable semi-annually in arrears on June 6 and December 6 of each year, commencing December 6, 1997, at the annual rate of 9.27% (which is the same rate payable on the Junior Subordinated Debentures) of the Liquidation Amount to the holders of the Trust Securities on the relevant record dates. The record dates are the fifteenth day prior to the relevant Distribution Date (as defined below). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Trust Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

      So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time, and from time to time, for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a day other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Trust Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.27% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

      During any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Administrators are required to give notice to any securities exchange or to holders of such Trust Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases or acquisitions of capital stock related to the issuance of capital stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

      The revenue of the Trust available for distribution to holders of the Trust Securities is limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

Redemption

      Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the
"Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price, (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to June 6, 2007, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after June 6, 2007, the Optional Redemption Price. See "Description of
Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

      "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

      The Corporation has the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after June 6, 2007, at the applicable Optional Prepayment Price and
(ii) in whole but not in part, at any time prior to June 6, 2007 upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of any regulatory approval required therefor.

Liquidation of the Trust and Distribution of Junior Subordinated
Debentures

      The Corporation has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation) as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to
(i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) receipt of any regulatory approval required therefor.

      The Trust shall automatically dissolve and its affairs shall be wound up upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption";
(iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in clause (i), (ii),
(iv) or (v) of the preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation) as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

      If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

      After the liquidation date fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each holder of Trust Securities will receive a registered certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) Trust Securities will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until certificates representing such Trust Securities are presented to the Administrators or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

      There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount to the price that investors paid to purchase the Old Capital Securities.

Redemption Procedures

      If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

      If the Trust gives a notice of redemption in respect of the Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Securities held by DTC or its nominee, the Property Trustee or the Paying Agent will pay the applicable Redemption Price to DTC. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Trust Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Trust Securities. See "--Payment and Paying Agency." Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Trust Securities called for redemption, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Trust Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Trust Securities will cease to be outstanding. In the event that any Redemption Date of Trust Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," (i) Distributions on Trust Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment
Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

      In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

      The occurrence of a Debenture Event of Default (see
"Description of Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust
Agreement.

      Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Trust are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

      If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

Removal of Issuer Trustees

      Any Issuer Trustee may be removed at any time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

      Any entity into which the Property Trustee or the Delaware
Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such

Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or otherwise described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures (including any Successor Debentures) to be downgraded by any nationally recognized statistical rating organization then rating the Capital Securities or any Successor Securities, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than dilution of such holder's interests in the new entity, if any), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than dilution of such holder's interests in the new entity, if any), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, (I) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (II) the Trust or such successor entity shall be classified as a grantor trust for United States federal income tax purposes and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.


Voting Rights; Amendment of the Trust Agreement

      Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

      The Trust Agreement may be amended from time to time without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of a nationally recognized counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall obtain an opinion of a nationally recognized tax counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital
Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

      The Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital
Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

      The New Capital Securities initially will be represented by one or more Capital Securities in fully registered, global form ("Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

      Other New Capital Securities may be issued in fully registered, certificated (i.e., non-global) form. Certificated
Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "--Exchange of Certificated
Capital Securities for Book-Entry Capital Securities."

      In addition, transfer of beneficial interests in the Global
Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

      Depositary Procedures

      DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants or indirectly through organizations that are Participants. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

      Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

      Payments in respect of a Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

      DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

      The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of its obligations under the rules and procedures governing its operations.

      Exchange of Book-Entry Capital Securities for Certificated
      Capital Securities

      A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC either (x) notifies the Corporation that it is unwilling or unable to continue as securities depositary for the Global Capital Security (the "Depositary") and the Corporation thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act and the Corporation thereupon fails to appoint a successor Depositary within 90 days, (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

      Exchange of Certificated Capital Securities for Book-Entry
      Capital Securities

      Capital Securities which are issued in certificated form may not be exchanged for beneficial interests in any Global
Capital Security unless such exchange occurs in connection with a transfer of such certificated Capital Securities.

Payment and Paying Agency

      Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Property Trustee shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and the Corporation) to act as Paying Agent.

Restrictions on Transfer

      The Old Capital Securities were issued, and the New Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

Registrar and Transfer Agent

      The Property Trustee acts as registrar and transfer agent for the Capital Securities. Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust is not required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The Administrators, the holders of a majority of the Common Securities and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Property Trustee and the holders of a majority of the Common Securities are authorized, but not obligated, to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Property Trustee and such holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

      Holders of the Trust Securities have no preemptive or similar rights.

      The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

           DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as a separate series under an Indenture (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). By its terms, the Indenture incorporates certain provisions of the Trust Indenture Act, and is subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

      Concurrently with the issuance of the Old Capital Securities and the Common Securities, the Trust invested the proceeds thereof in Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures for a like aggregate principal amount of the New Junior Subordinated
Debentures promptly after the Expiration Date.

      The Junior Subordinated Debentures bear interest at the annual rate of 9.27% of the principal amount thereof, payable semi-annually in arrears on June 6 and December 6 of each year (each, an "Interest Payment Date"), commencing December 6, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day prior to the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than one full calendar month, the number of days elapsing in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.27% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Old Junior Subordinated Debentures have been issued, and the New Junior Subordinated Debentures will be issued, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Junior Subordinated Debentures will mature on June 6, 2027 (the "Stated Maturity Date").

      The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

      The Corporation is a non-operating holding company, and substantially all of the operating assets of the Corporation and its consolidated subsidiaries are owned by the Bank. The Corporation is a legal entity separate and distinct from its subsidiaries. The principal sources of the Corporation's income are dividends and interest from the Bank and the Corporation's nonbanking affiliates. The Corporation relies on dividends from subsidiaries to meet its obligations. The Bank is subject to certain restrictions imposed by federal law on any loans or extensions of credit to, investments in, or asset purchases from, the Corporation or its nonbanking affiliates. Such transactions by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured in specified amounts.

      In addition, there are federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. Federal regulatory agencies also have the authority to limit payment of dividends by the Bank based on the capital adequacy of the Bank and the safety and soundness of the Bank following payment of the proposed dividend.

      Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors, in the case of the Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should not rely upon the assets of the Corporation's subsidiaries for repayment of the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness. See "--Subordination."

Form, Registration and Transfer

      If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

      Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date

      So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a day other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of any Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.27%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any such Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee,
(d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

      Prior to the expiration of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Property Trustee is required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities in accordance with the terms of the Indenture. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Prepayment

      The Junior Subordinated Debentures are prepayable, in whole or in part, at the option of the Corporation at any time and from time to time on or after June 6, 2007 (the "Initial Optional Prepayment Date"), subject to the Corporation having received any required regulatory approval, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning June 6 of the years indicated below:

               Year                             Percentage
               ----
               2007........................     104.635%
               2008........................     104.172%
               2009........................     103.708%
               2010........................     103.245%
               2011........................     102.781%
               2012........................     102.318%
               2013........................     101.854%
               2014........................     101.391%
               2015........................     100.927%
               2016........................     100.464%
               2017 and thereafter.........     100.000%

Special Event Prepayment

      If a Special Event occurs and is continuing, the Corporation may, at its option, and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures in whole (but not in part) at any time prior to June 6, 2007 within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of 100% of the principal amount thereof plus the scheduled payments of interest thereon from the prepayment date to and including the Initial Optional Prepayment Date (the
"Remaining Life"), discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of a redemption under clause (i) or clause (ii), accrued and unpaid interest thereon to the date of prepayment.

      A "Special Event" means a Tax Event, a Regulatory Capital
Event or an Investment Company Event (each as defined below) as the case may be.

      A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of
(a) any amendment to, clarification of or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) the interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      A "Regulatory Capital Event" shall occur at any time that the Corporation becomes, or pursuant to law or regulation or any rules, guidelines or policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or any official administrative announcement or decision interpreting such laws, regulations, rules, policies or guidelines, will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the Capital Securities would not constitute Tier 1 Capital applied as if the Corporation (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Federal Reserve as of the date of this Prospectus) or its then equivalent ("Tier 1 Capital").

      "Investment Company Event" means the receipt by the Corporation and the Trust of an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of this Prospectus.

      "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.50% if such prepayment date occurs on or prior to June 6, 1998, and (b) 0.50% in all other cases.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

      "Quotation Agent" means the Reference Treasury Dealer, which shall be appointed by the Corporation. "Reference Treasury
Dealer" means a primary U.S. Government securities dealer in New
York City (a "Primary Treasury Dealer").

      "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

      "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

      Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

      If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior
Subordinated Debentures the Additional Sums.

Restrictions on Certain Payments

      The Corporation has also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee,
(d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or
(3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

Modification of Indenture

      From time to time, the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or amount payable upon prepayment thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

Debenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the Junior
Subordinated Debentures constitutes a "Debenture Event of
Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) failure for 30 days to pay any interest on the Junior
Subordinated Debentures or, if such failure results in acceleration, on any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or, if such failure results in acceleration, on any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

   (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all of the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

Enforcement of Certain Rights by Holders of Capital Securities

      If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

      The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Conversion, Sale of Assets and Other
Transactions

      The Indenture provides that the Corporation shall not consolidate with or merge or convert into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge or convert into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges or converts into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

      The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Subordination

      The Indenture provides that the Junior Subordinated Debentures issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when
(i) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default.

      Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures due to a Debenture Event of Default, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

      "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities similar to the Capital Securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, (iv) indebtedness to any employee of the Corporation, (v) any indebtedness of the Corporation which when incurred was without recourse to the Corporation, and (vi) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the indebtedness described in clause (i), (ii) or (iii) above.

      The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Restrictions on Transfer

      The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

Governing Law

      The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

Information Concerning the Debenture Trustee

      Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                     DESCRIPTION OF GUARANTEE

      The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Capital Securities. The Chase Manhattan Bank acts as indenture trustee ("Guarantee Trustee") under the Guarantee. Promptly after the Expiration Date, the Corporation will exchange the Old Guarantee for the New Guarantee. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities.

General

      The Corporation has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand legally available therefor, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of the Junior Subordinated Debentures--General." The Guarantee does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

      The Corporation has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed, on a subordinated basis, all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional subordinated guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

      The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

      The Guarantee ranks pari passu with all Other Guarantees issued by the Corporation. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Restrictions on Certain Payments

      In the Guarantee, the Corporation covenants that, so long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Trust Agreement, then the Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of capital stock related to the issuance of capital stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

Events of Default

      An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all of the conditions and covenants applicable to it under the Guarantee.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting

Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Termination of the Guarantee

      The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

      The Guarantee is governed by and will be construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

            RELATIONSHIP AMONG THE CAPITAL SECURITIES,
       THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures match the Distribution rate and Distribution and other payment dates for the Trust Securities;
(iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Capital Securities

      A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Rights Upon Termination

      Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by the Corporation) as provided by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property
Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust
(other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Trust Securities and a holder of Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      In the opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a United States Holder who purchased Old Capital Securities upon initial issuance. As used herein, a "United States Holder" means a holder of a Capital Security that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to United States federal income taxation on a net income basis in respect of the Capital Securities. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and on the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Exchange of Capital Securities

      The exchange of the Old Capital Securities for the New Capital Securities pursuant to the Exchange Offer will not constitute a taxable event to United States Holders. Consequently, (i) no gain or loss will be realized by a United States Holder upon receipt of a New Capital Security; (ii) the holding period of the New Capital Security will include the holding period of the Old Capital Security exchanged therefor; and (iii) the adjusted tax basis of the New Capital Security will be the same as the adjusted tax basis of the Old Capital Security exchanged therefor immediately before the exchange.

Classification of the Junior Subordinated Debentures

      Under current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. By acceptance of a Capital Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

Classification of the Trust

      Under current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

      An opinion of Tax Counsel, however, is not binding on the IRS or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Interest Income and Original Issue Discount

      Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

      Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

      The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

      Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

      The Corporation has the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

      Under certain circumstances described herein (see "Description of Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

Sales of Capital Securities

      A holder that sells Capital Securities (including any redemption of the Capital Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Capital Securities have been held by such holder for more than one year. The Taxpayer Relief Act of 1997 generally reduces the tax rates on capital gains of individuals in respect of capital assets held for more than 18 months. Holders are advised to consult with their own tax advisors as to the consequences in their particular circumstances of the capital gain provisions of the Taxpayer Relief Act of 1997.

      The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

      For purposes of this discussion, a "United States Alien Holder" is a holder of Capital Securities that is a nonresident alien individual or a foreign corporation. Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will generally not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security provided the gain is not effectively connected with the conduct of a trade or business in the United States by the United States Alien Holder.

      The exchange of the Old Capital Securities for the New
Capital Securities in the Exchange Offer should not constitute a taxable event to United States Alien Holders.

Information Reporting to Holders

      Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

      Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

New Withholding Regulations

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which may make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisor regarding the New Regulations.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                       ERISA CONSIDERATIONS

      Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

      Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under the applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

      Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the Exchange Offer or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities have been purchased and will be held by the Corporation.

      Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

      Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. Any purchaser or holder of the Old Capital Securities or any interest therein will be deemed to have represented by its exchange thereof for New Capital Securities in the Exchange Offer that it either (a) is not a Plan or a Plan Asset Entity and the Old Capital Securities being exchanged by it are not "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such exchange.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                       PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Exchanging Dealers in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any Exchanging Dealer for use in connection with any such resale. In addition, until ________, 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

      The Corporation and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of one year after the date on which the Exchange Offer is consummated, the Corporation and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Corporation and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the New Capital Securities) other than underwriting commissions or discounts of any brokers or dealers and will indemnify the Holders of the New Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                           LEGAL MATTERS

      The validity of the New Junior Subordinated Debentures and the New Guarantee and certain matters related thereto will be passed upon for the Corporation and certain United States federal income taxation matters will be passed upon for the Corporation and the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New York. The validity of the New Capital Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware Counsel to the Corporation and the Trust.

                              EXPERTS

      The consolidated financial statements of the Corporation and subsidiary as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, in reliance upon the report, also incorporated by reference herein, of KPMG Peat Marwick LLP, independent certified public accountants, upon the authority of such firm as experts in accounting and auditing.



                     MAP OF ALBANK'S BRANCHES

=====================================================================

No dealer, salesperson or any other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with this Exchange Offer and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Trust. Neither the delivery of this Prospectus nor the accompanying Letter of Transmittal nor any exchange made pursuant hereto shall under any circumstance create an implication that there has been no change in the affairs of the Corporation or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                    -------------------------

                         TABLE OF CONTENTS
                                                Page

Available Information...........................  7
Incorporation of Certain Documents
by Reference....................................  7
Summary.........................................  9
Risk Factors.................................... 16
ALBANK Financial Corporation.................... 21
ALBANK Summary Results.......................... 23
Accounting Treatment............................ 24
Use of Proceeds................................. 24
Ratio of Earnings to Fixed Charges.............. 25
Capitalization.................................. 25
Selected Consolidated Financial
Information..................................... 27
ALBANK Capital Trust I.......................... 29
The Exchange Offer.............................. 29
Description of Capital Securities............... 38
Description of Junior Subordinated
Debentures...................................... 48
Description of Guarantee........................ 58
Relationship Among the Capital Securities,
the Junior Subordinated Debentures
and the Guarantee............................... 61
Certain Federal Income Tax Consequences......... 62
ERISA Considerations............................ 66
Plan of Distribution............................ 67
Legal Matters................................... 68
Experts......................................... 68








                            $50,000,000



                      ALBANK Capital Trust I



                     9.27% Capital Securities,
                             Series B



               fully and unconditionally guaranteed,
                      as described herein, by



                              ALBANK
                             Financial
                            Corporation






                    --------------------------

                            PROSPECTUS

                      DATED __________, 1997
                    --------------------------


=====================================================================

                              PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

      (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Certificate of Incorporation of ALBANK contains a provision limiting the personal liability of a director to ALBANK and its stockholders for monetary damages for a breach of fiduciary duty as a director to the full extent permitted by law.

      (ii) Additionally, Section 145, "Indemnification of
Officers, Directors, Employees, and Agents; Insurance", of the
General Corporation Law of the State of Delaware provides as follows:

           "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

           (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

           (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

      (iii) Article Tenth of the Amended and Restated Certificate of Incorporation of ALBANK provides for indemnification of directors and officers of ALBANK against liability they may incur in their capacities as such to the full extent permitted under Delaware law.

      (iv) ALBANK maintains an insurance policy that insures the directors and officers of ALBANK against loss arising from any claim or claims made against such directors or officers, individually or collectively, by reason of certain wrongful acts such as breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers of ALBANK in their respective capacities as such. The policy also insures ALBANK against loss for which ALBANK has indemnified the directors or officers pursuant to law or contract or the Certificate of Incorporation or by-laws of ALBANK arising from any claim against any of the directors or officers of ALBANK by reason of the wrongful acts described above. The policy does not insure ALBANK's directors and officers against loss in connection with any claim relating to, among other things, any criminal or deliberate fraudulent act or any accounting for profits for the purchase or sale of securities of ALBANK within the meaning of
Section 16(b) of the Exchange Act.

      (v) Under the Trust Agreement, ALBANK has agreed to indemnify each of the Trustees of the Trust, and to hold the Trustees harmless against, any loss, liability, damage, claim or expense incurred without negligence or bad faith on the Trustees' part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.


Item 21.  Exhibits and Financial Statement Schedules.

Exhibit No.                         Description
-----------                         -----------

    4.1 Indenture, dated as of June 6, 1997, between ALBANK and The Chase Manhattan Bank, as Trustee, in respect of ALBANK's 9.27% Junior Subordinated
              Debentures due 2027.*

    4.2 Form of ALBANK's 9.27% Junior Subordinated Debentures due 2027 (included in the Indenture filed as Exhibit 4.1 to this Registration Statement).*

    4.3       Certificate of Trust of ALBANK Capital Trust I, dated
              April 3, 1997.*

    4.4 Amended and Restated Declaration of Trust of ALBANK Capital Trust I, dated as of June 6, 1997, among ALBANK, as sponsor, the Administrators thereof, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, and the holders from time to time of undivided interests in the assets of ALBANK Capital Trust I.*

Exhibit No.                         Description
-----------                         -----------


    4.5       Form of Capital Security Certificate for ALBANK
              Capital Trust I (included in the Amended and
              Restated Declaration of Trust filed as Exhibit 4.4 to this Registration Statement).*

    4.6 Series A Capital Securities Guarantee Agreement, dated as of June 6, 1997, between ALBANK and The
              Chase Manhattan Bank, as Guarantee Trustee.*

    4.7       Form of Series B Capital Securities Guarantee
              Agreement, dated as of ________ __, 1997, between ALBANK and The Chase Manhattan Bank, as Guarantee
              Trustee.*

    4.8 Registration Rights Agreement, dated June 6, 1997, among ALBANK, ALBANK Capital Trust I and Merrill
              Lynch, Pierce, Fenner & Smith Incorporated, as
              Representative of the Initial Purchasers.*

    5.1 Opinion of Richards, Layton & Finger, P.A. as to the validity of the New Capital Securities to be issued by ALBANK Capital Trust I.**

    5.2 Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the New Junior Subordinated
              Debentures and the New Guarantee to be issued by ALBANK.**

     8 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain federal income tax matters.**

    12.1      Computation of ratio of earnings to fixed charges.**

    23.1      Consent of KPMG Peat Marwick LLP.*

    23.2      Consent of Richards, Layton & Finger, P.A.
              (included in Exhibit 5.1 to this Registration
              Statement).**

    23.3      Consent of Cleary, Gottlieb, Steen & Hamilton
              (included in Exhibit 5.2 to this Registration
              Statement).**

    23.4      Consent of Cleary, Gottlieb, Steen & Hamilton
              (included in Exhibit 8 to this Registration
              Statement).**

     24       Powers of Attorney.*

    25.1      Form T-1 Statement of Eligibility of The Chase
              Manhattan Bank to act as trustee under the Indenture.*

    25.2      Form T-1 Statement of Eligibility of The Chase
              Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust.*

Exhibit No.                         Description
-----------                         -----------


    25.3      Form T-1 Statement of Eligibility of The Chase
              Manhattan Bank to act as trustee under the Guarantee for the benefit of the holders of Capital Securities.*

    99.1      Form of Letter of Transmittal.*

    99.2      Form of Notice of Guaranteed Delivery.*

    99.3      Form of Exchange Agent Agreement.*



--------

*     Filed herewith.

**    To be filed by amendment.

Item 22.  Undertakings.

      (a) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

      (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on October 29, 1997.

                         ALBANK FINANCIAL CORPORATION
                         (Registrant)



                         By /s/ Herbert G. Chorbajian
                            -------------------------
                            Herbert G. Chorbajian
                            Chairman of the Board, President
                            and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

       Name                        Title                     Date
       ----                        -----                     ----

/s/ Herbert G. Chorbajian    Chairman of the Board,     October 29, 1977
-------------------------    President and Chief
Herbert G. Chorbajian        Executive Officer
                             (Principal Executive
                             Officer)

/s/ Richard J. Heller        Executive Vice President   October 29, 1977
-------------------------    and Chief Financial
Richard J. Heller            Officer (Principal
                             Financial Officer)

/s/ Michael C. Walajtys      Vice President and         October 29, 1977
-------------------------    Controller (Principal
Michael C. Walajtys          Accounting Officer)


/s/ William J. Barr          Director                   October 29, 1977
-------------------------
William J. Barr*

/s/ Henry M. Elliot, Jr.     Director                   October 29, 1977
-------------------------
Henry M. Elliot, Jr.*

/s/ John E. Maloy, Sr.       Director                   October 29, 1977
-------------------------
John E. Maloy, Sr.*

/s/ Susan J. Stabile         Director                   October 29, 1977
-------------------------
Susan J. Stabile, Esq.*

/s/ Anthony P. Tartaglia     Director                   October 29, 1977
-------------------------
Anthony P. Tartaglia, M.D.*

/s/ Karen R. Hitchcock       Director                   October 29, 1977
-------------------------
Karen R. Hitchcock, Ph.D.*

/s/ Francis L. McKone        Director                   October 29, 1977
-------------------------
Francis L. McKone*

/s/ John J. Nigro            Director                   October 29, 1977
-------------------------
John J. Nigro*



*By  /s/ Richard J. Heller
   ---------------------------
   Richard J. Heller
   Executive Vice President
   and Chief Financial Officer

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on October 29, 1997.


                                    ALBANK CAPITAL TRUST I
                                    (Registrant)



                                    By  /s/ Richard J. Heller
                                      ----------------------------
                                         Richard J. Heller
                                         Administrator

                                    By /s/ Barry J. Blenis
                                      ----------------------------
                                         Barry J. Blenis
                                         Administrator

                                    By /s/ Freling H. Smith
                                      ----------------------------
                                         Freling H. Smith
                                         Administrator